Exhibit 99.1

EDITORIAL CONTACT:	PRGP11014

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez

+1 408 345 8948

alicia_rodriguez@agilent.com

Agilent Technologies Reports Second-Quarter 2011 Results

Highlights:

•                  GAAP net income of $200 million, or $0.56 per share

•                  Non-GAAP net income of $261 million, or $0.74 per share(1)

•                  Orders of $1.70 billion, up 27 percent from last year; revenues of $1.68 billion, up 32 percent from one year ago

•                  Third-quarter fiscal year 2011 revenue guidance from $1.64 billion to $1.66 billion. Third-quarter fiscal year 2011 non-GAAP earnings guidance of $0.71 to $0.73 per share(2) compares with $0.54 per share(1) one year ago

•                  Fiscal year 2011 revenue guidance increased to $6.55 billion to $6.60 billion

•                  Fiscal year 2011 non-GAAP earnings guidance increased to $2.84 to $2.88 per share(2)

SANTA CLARA, Calif., May 13, 2011 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.68 billion for the second fiscal quarter ended April 30, 2011, 32 percent above one year ago, or 21 percent excluding the effects of acquisitions and divestitures(3). Second-quarter GAAP net income was $200 million, or $0.56 per share. Last year’s second-quarter GAAP net income was $108 million, or $0.31 per share.

During the second quarter, Agilent had intangible amortization of $28 million, acquisition and integration costs of $17 million, and restructuring and transformational charges of $9 million. The company also recognized a tax charge of $9 million. Excluding these items and $2 million of other net benefits, Agilent reported second-quarter adjusted net income of $261 million, or $0.74 per share (1).

Bill Sullivan, Agilent president and CEO, said “We had another quarter of excellent results as the growth momentum continued across all our businesses. Demand for Agilent products remained strong, with all key product platforms experiencing double-digit growth for the fourth consecutive quarter.”

Electronic Measurement revenues were up 19 percent over a year ago. Orders were up 15 percent and revenues were up 26 percent excluding the effects of the Network Solutions divestiture. The business saw solid revenue growth across the communications market and all other market segments.

Chemical Analysis revenues were up 60 percent compared with one year ago. Orders were up 22 percent and revenues were up 13 percent on an organic basis. Strong organic growth was led by demand in the petrochemical market.

Life Sciences revenues grew 39 percent over last year. Orders grew 21 percent and revenues grew 16 percent on an organic basis led by growth in pharma and biotech.

Second-quarter ROIC was 25 percent(4). Agilent generated $378 million of cash from operations in the second quarter. Net cash at the end of the second quarter was $885 million(5).

Sullivan said, “We look forward to a strong second half of fiscal year 2011. The continued strength of Agilent’s portfolio, our presence in the right growth markets, and our sustained customer loyalty are all indicators of continued success moving forward.”

Fiscal third-quarter 2011 revenues are expected to be in the range of $1.64 billion to $1.66 billion. Fiscal third-quarter non-GAAP earnings are expected to be in the range of $0.71 to $0.73 per share (2).

For the full fiscal year 2011, Agilent is raising its revenue guidance to $6.55 billion to $6.60 billion and its non-GAAP earnings to $2.84 to $2.88 per share (2).

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in chemical analysis, life sciences, electronics and communications. The company’s 18,500 employees serve customers in more than 100 countries. Agilent had net revenues of $5.4 billion in fiscal 2010. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details about its second-quarter FY2011 financial results on a conference call with investors today at 5:30 a.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q2 2011 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional investor materials can be found on http://www.investor.agilent.com/phoenix.zhtml?c=103274&p=irol-gaap.

A telephone replay of the conference call will be available at 8:30 a.m. (Pacific) today through May 20, 2011. The replay number is +1 888 286-8010; international callers may dial +1 (617) 801-6888. The passcode is 20018335.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services; and revenue and non-GAAP earnings guidance for the third quarter and full fiscal year 2011. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products and technologies, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate Varian, Inc. and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended January 31, 2011. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Non-GAAP net income and non-GAAP net income per share are defined to exclude primarily the impacts of acquisition and integration costs, acquisition fair value adjustments, transformation initiatives and restructuring costs, non-cash intangibles amortization as well as disposals of businesses net of their tax effects. A reconciliation between non-GAAP earnings and GAAP net earnings is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP earnings per share as projected for Q311 and full fiscal year 2011 excludes primarily the impacts of acquisition and integration costs, acquisition fair value adjustments, future restructuring, and asset impairment charges and non-cash intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $29 million per quarter.

(3) Revenues, excluding the impact of acquisitions and divestitures, are a non-GAAP measure and are defined to exclude the fair value adjustment to acquisition related deferred revenue balances for the Varian acquisition and exclude the impact of acquisitions and divestitures that have closed within the past year. A reconciliation between non-GAAP revenues and GAAP revenues is set forth on page 8 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(4) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(5) Net Cash is a non-GAAP measure and is defined as (A) the sum of (1) cash and cash equivalents, (2) restricted cash and cash equivalents and (3) investments — debt securities less (B) the sum of (1) short-term debt and (2) senior notes. The reconciliation of Net Cash can be found on page 9 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

# # #

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	April 30,		Percent
	2011	2010	Inc/(Dec)

Orders	$1,703	$1,346	27%

Net revenue	$1,677	$1,271	32%

Costs and expenses:
Cost of products and services	777	560	39%
Research and development	165	150	10%
Selling, general and administrative	469	407	15%
Total costs and expenses	1,411	1,117	26%

Income from operations	266	154	73%

Interest income	3	3	—
Interest expense	(20)	(22)	(9)%
Other income (expense), net	11	4	175%

Income before taxes	260	139	87%

Provision for taxes	60	31	94%

Net income	$200	$108	85%

Net income per share:
Basic	$0.58	$0.31
Diluted	$0.56	$0.31

Weighted average shares used in computing net income per share:
Basic	347	348
Diluted	355	354

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Six Months Ended
	April 30,		Percent
	2011	2010	Inc/(Dec)

Orders	$3,330	$2,566	30%

Net revenue	$3,196	$2,484	29%

Costs and expenses:
Cost of products and services	1,480	1,113	33%
Research and development	324	299	8%
Selling, general and administrative	915	824	11%
Total costs and expenses	2,719	2,236	22%

Income from operations	477	248	92%

Interest income	7	6	17%
Interest expense	(43)	(45)	(4)%
Other income (expense), net	17	13	31%

Income before taxes	458	222	106%

Provision for taxes	65	35	86%

Net income	$393	$187	110%

Net income per share:
Basic	$1.13	$0.54
Diluted	$1.11	$0.53

Weighted average shares used in computing net income per share:
Basic	347	348
Diluted	355	354

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	April 30,	October 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$2,975	$2,649
Short-term restricted cash and cash equivalents	—	1,550
Accounts receivable, net	918	869
Inventory	853	716
Other current assets	350	385
Total current assets	5,096	6,169

Property, plant and equipment, net	1,004	980
Goodwill	1,555	1,456
Other intangible assets, net	493	494
Long-term investments	123	142
Other assets	378	455
Total assets	$8,649	$9,696

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$486	$499
Employee compensation and benefits	419	395
Deferred revenue	429	358
Short-term debt	—	1,501
Other accrued liabilities	258	330
Total current liabilities	1,592	3,083

Long-term debt	2,144	2,190
Retirement and post-retirement benefits	233	477
Other long-term liabilities	719	710
Total liabilities	4,688	6,460

Total Equity:
Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 587 million shares at April 30, 2011 and 579 million shares at October 31, 2010 issued	6	6
Treasury stock at cost; 239 million shares at April 30, 2011 and 233 million shares at October 31, 2010	(8,308)	(8,038)
Additional paid-in-capital	8,140	7,904
Retained earnings	3,837	3,444
Accumulated other comprehensive income (loss)	278	(88)
Total stockholders’ equity	3,953	3,228
Non-controlling interest	8	8
Total equity	3,961	3,236
Total liabilities and equity	$8,649	$9,696

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Three Months	Six Months
	Ended	Ended
	April 30,	April 30,
	2011	2011
Cash flows from operating activities:
Net income	$200	$393

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	64	127
Share-based compensation	16	44
Excess and obsolete and inventory-related charges	7	13
Net gain on sale of assets and investments	(4)	(4)
Asset impairment charges	5	5
Changes in assets and liabilities:
Accounts receivable	(39)	(26)
Inventory	(54)	(139)
Accounts payable	37	(19)
Employee compensation and benefits	95	14
Other assets and liabilities	51	90
Net cash provided by operating activities (a)	378	498

Cash flows from investing activities:
Investments in property, plant and equipment	(51)	(89)
Proceeds from sale of investment securities	9	14
Change in restricted cash and cash equivalents	12	1,545
Acquisition of businesses and intangible assets, net of cash acquired	(96)	(96)
Net cash provided by (used in) investing activities	(126)	1,374

Cash flows from financing activities:
Issuance of common stock under employee stock plans	68	204
Repayment of debt	—	(1,500)
Treasury stock repurchases	—	(270)
Net cash provided by (used in) financing activities	68	(1,566)

Effect of exchange rate movements	17	20

Net Increase in cash and cash equivalents	337	326

Cash and cash equivalents at beginning of period	2,638	2,649

Cash and cash equivalents at end of period	$2,975	$2,975

(a) Cash payments included in operating activities:
Restructuring payments	11	23
Income tax payments	16	38

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Six Months Ended				Three Months Ended
	April 30,				April 30,				July 31,
	2011	Diluted EPS	2010	Diluted EPS	2011	Diluted EPS	2010	Diluted EPS	2010	Diluted EPS

GAAP Net income	$200	$0.56	$108	$0.31	$393	$1.11	$187	$0.53	$205	$0.58
Non-GAAP adjustments:
Restructuring and other related costs - FY2009 Plan	(2)	(0.01)	16	0.05	—	—	50	0.14	6	0.02
Asset impairments	5	0.01	—	—	5	0.01	14	0.04	—	—
Intangible amortization	28	0.08	9	0.03	56	0.16	19	0.05	28	0.08
Transformational initiatives	11	0.03	6	0.02	22	0.06	15	0.04	14	0.04
Business divestitures	—	—	8	0.02	—	—	9	0.03	(123)	(0.35)
Acquisition and integration costs	14	0.04	10	0.03	29	0.08	27	0.08	50	0.14
Varian acquisition fair value adjustments	3	0.01	—	—	7	0.02	—	—	33	0.09
Other	(7)	(0.02)	2	—	(7)	(0.02)	3	0.01	(3)	(0.01)
Adjustment for taxes	9	0.04	(7)	(0.03)	(32)	(0.09)	(37)	(0.11)	(19)	(0.05)
Non-GAAP Net Income	$261	$0.74	$152	$0.43	$473	$1.33	$287	$0.81	$191	$0.54

Historical amounts are reclassified to conform with current period presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, the acquisition of Varian, Inc., and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

SEGMENT INFORMATION

(In millions, except where noted)

(Unaudited)

PRELIMINARY

Life Sciences

	Q2’11	Q2’10	Q1’11
Orders	$479	$331	$442
Revenues	$464	$334	$404
Gross Margin, %	52%	55%	53%
Income from Operations	$61	$48	$48
Segment Assets	$1,852	$1,107	$1,707
Return On Invested Capital (a) , %	15%	18%	12%

Chemical Analysis

	Q2’11	Q2’10	Q1’11
Orders	$380	$231	$388
Revenues	$381	$238	$349
Gross Margin, %	50%	54%	51%
Income from Operations	$72	$57	$65
Segment Assets	$1,756	$527	$1,716
Return On Invested Capital (a), %	16%	48%	15%

Electronic Measurement

	Q2’11	Q2’10	Q1’11
Orders	$844	$784	$797
Revenues	$834	$699	$771
Gross Margin, %	60%	59%	58%
Income from Operations	$191	$100	$156
Segment Assets	$2,171	$2,284	$2,092
Return On Invested Capital (a), %	42%	20%	34%

Income from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, the acquisition of Varian, Inc., and the sale of our businesses.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

(a) Return On Invested Capital is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of these tables, along with additional information regarding the use of this non-GAAP measure.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

PRELIMINARY

	LSG	CAG	EMG	Agilent		LSG	CAG	EMG	Agilent		LSG	CAG	EMG
	Q2’11	Q2’11	Q2’11	Q2’11		Q2’10	Q2’10	Q2’10	Q2’10		Q1’11	Q1’11	Q1’11
Numerator:
Non-GAAP income from operations	$61	$72	$191	$324		$48	$57	$100	$201		$48	$65	$156
Less:
Taxes and Other (income)/expense	8	11	30	49		8	12	13	34		7	10	24

Segment return	53	61	161	275	(a)	40	45	87	167	(a)	41	55	132

Segment return annualized	$212	$244	$644	$1,100		$160	$180	$348	$669		$164	$220	$528

Denominator:
Segment assets (b)	$1,852	$1,756	$2,171	$5,780		$1,107	$527	$2,284	$3,917		$1,707	$1,716	$2,092
Less:
Net current liabilities (c)	375	271	631	1,277		245	165	609	1,019		312	228	556
Invested capital	$1,477	$1,485	$1,540	$4,503		$862	$362	$1,675	$2,898		$1,395	$1,488	$1,536

Average invested capital	$1,436	$1,486	$1,538	$4,463		$902	$372	$1,702	$2,973		$1,316	$1,430	$1,560

ROIC	15%	16%	42%	25%		18%	48%	20%	23%		12%	15%	34%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)        Agilent return is equal to non-GAAP net income of $261 million plus net interest expense after tax of $14 million for Q2’11, and $152 million plus net interest expense after tax of $15 million for Q2’10. Please see “Non-GAAP Net Income and Diluted EPS Reconciliations” for a reconciliation of non-GAAP net income to GAAP net income.

(b)        Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)        Includes accounts payable, employee compensation and benefits, deferred revenue, other accrued liabilities and allocated corporate liabilities.

Return on Invested Capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

REVENUE RECONCILIATION

(In millions)

(Unaudited)

PRELIMINARY

			Percent
	Q2’11	Q2’10	Inc/(Dec)

GAAP Revenue	$1,677	$1,271	32%
Varian acquisition fair value adjustments	2	—
Non-GAAP Revenue	$1,679	$1,271	32%
Less revenue from acquisition and divestitures included in segment results	(191)	(41)
Non-GAAP Revenue, adjusted	$1,488	$1,230	21%

Revenues, excluding the impact of the acquisitions and divestitures, are a non-GAAP measure and are defined to exclude the fair value adjustment to acquisition related deferred revenue balances for the Varian acquisition and exclude the impact of acquisitions and divestitures that have closed within the past year.

Management believes that this measure provides useful information to investors by reflecting an additional way of viewing aspects of Agilent’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We excluded the effect of the Varian and other recent acquisitions and divestitures because the nature, size and number of these can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

The preliminary revenue information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NET CASH

(In millions)

(Unaudited)

PRELIMINARY

	Q2’11	Q2’10

Cash and cash equivalents	$2,975	$2,646
Restricted cash and cash equivalents	10	1,552
Investments - debt securities	—	30
Short-term debt	—	(1,501)
Senior notes, par value	(2,100)	(1,350)
Total Net Cash	$885	$1,377

The preliminary reconciliation of net cash is estimated based on our current information.

Management believes this metric provides useful information to investors about the Company’s overall liquidity and financial position.  Net Cash is a measure at a point in time and does not reflect the Company’s future financial prospects or liquidity.